UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 9, 2018

ECO ENERGY TECH ASIA, LTD.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-37630	47-3444723
(Commission File Number)	(IRS Employer Identification No.)

Unit 503, 5/F, Silvercord Tower 2, 30 Canton Road, TST, Kowloon, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

(852) 91235575

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 9, 2018, a majority of the shareholders of the common stock of Eco Energy Tech Asia, Inc. (the “Company”), by written consent, rescinded their prior written consent dated July 11, 2018, authorizing a 20:1 reverse split of the Company’s issued and outstanding common stock. As a result there shall be no reverse split of the Company’s outstanding common stock, notwithstanding what is set forth in that certain DEF 14C Information Statement filed by the Company on July 23, 2018. The action to rescind the split taken by a majority of the shareholders entitled to vote was taken prior to the expiration of the 20 day waiting period in connection with the filing of the DEF 14C Information Statement required before the reverse split was to become effective.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO ENERGY TECH ASIA, LTD

Date: August 13, 2018	By:	/s/ Yuen May Cheung
Yuen May Cheung
Chief Executive Officer

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